Exhibit 10.1

WARRANT EXCHANGE AGREEMENT

This WARRANT EXCHANGE AGREEMENT (this “Agreement”), dated as of November __, 2025, is made and entered into between Bio Green Med Solution, Inc, a Delaware company (the “Company”), and the holder (“Holder”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Exchanged Warrants or the Securities Purchase Agreement (each as defined herein).

RECITALS

WHEREAS, Holder is the owner of Series A, Series B and Series C common stock purchase warrants of the Company, issued on June 20, 2025 pursuant to that certain Securities Purchase Agreement dated June 20, 2025 by and between the Company and the Holder (the “Purchase Agreement”);

WHEREAS, the Holder and the Company desire to exchange certain Exchanged Warrants (as defined herein) acquired pursuant to the Purchase Agreement and beneficially owned by Holder for shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) upon the terms and conditions set forth in this Agreement; and

WHEREAS, the Company intends to cancel the portion of the Exchanged Warrants (as defined herein) upon their transfer to the Company as described herein, and pursuant to this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I
EXCHANGE

Section 1.1            Exchange of Warrants.

(a) On and subject to the terms and conditions of this Agreement, the Company agrees to exchange with the Holder, 218,000 Series A Warrants, 218,000 Series B Warrants and 31,535 Series C Warrants owned by the Holder (collectively, the “Exchanged Warrants”), for the issuance of an aggregate of 467,535 shares of Common Stock of the Company (the “New Shares”) (the “Exchange Transaction”).

 (b) The Exchanged Warrants will be exchanged for the New Shares at the Closing (as defined below), and such New Shares will be unrestricted shares pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(c) Subject to Sections 1.1(d) and (e), following the Exchange Transaction, the Holder will not own any Series A Warrants, Series B Warrants or Series C Warrants.

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(d) Notwithstanding anything herein to the contrary, the Company shall not issue any New Share(s), and a Holder shall not have the right to any New Share(s), pursuant to Section 1.1 (a) or otherwise, to the extent that after giving effect to such issuance, the Holder (together with (i) the Holder’s affiliates, (ii) any other persons acting as a group together with the Holder or any of the Holder’s affiliates, and (iii) any other persons whose beneficial ownership of Common Stock would or could be aggregated with the Holder’s for the purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). Except as set forth in the preceding sentence, for purposes of this Section 1.1(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the New Shares. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 1.1(d). Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1.1(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(e) In the event that any New Share(s) are not issued as a result of Section 1.1(d), the Company will issue a pre-funded warrant to the Holder with an exercise price of $0.0001 for the New Share(s) that are not issued under Section 1.1 (the “Pre-Funded Warrant”).

Section 1.2 Closing Date. The closing of the Exchange Transaction (the “Closing”) shall occur substantially concurrently with the date first set forth above. At the Closing:

(a) The Company shall issue to the Holder the New Shares and if applicable, the Pre-Funded Warrant; and

(b) The Holder shall surrender the Exchanged Warrants to the Company, together with all documentation reasonably necessary to transfer to the Company all right, title and interest in and to the Exchanged Warrants.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF HOLDER

To induce the Company to enter into and perform its obligations under this Agreement, Holder hereby represents and warrants to the Company as of the date hereof as follows:

Section 2.1 Authority and Capacity; No Conflicts. Holder has all requisite power, authority and capacity to enter into and perform its obligations under this Agreement and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation of the Exchange Transaction has been duly and validly taken, and the consummation of the Exchange Transaction will not violate any law applicable to Holder or result in a breach of or default under any agreement to which Holder is a party or by which Holder is bound.

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Section 2.2 Binding Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of Holder and constitutes a valid and binding agreement of the Holder, enforceable in accordance with and subject to its terms, except to the extent enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

Section 2.3 Title. Holder has good and valid title to the Exchanged Warrants, free and clear of all liens, encumbrances, equities or claims, and upon transfer of the Exchanged Warrants pursuant hereto, good and valid title to the Exchanged Warrants, free and clear of all liens, encumbrances, equities or claims, will pass to the Company. The Holder has not sold, distributed, pledged or otherwise transferred all or any portion, or any interest in, the Exchanged Warrants, nor agreed to do so.

Section 2.4  Non-Reliance. Holder (a) is not relying on the Company for any legal, tax, investment, accounting or regulatory advice, (b) has consulted with its own advisors concerning such matters, (c) has conducted to its satisfaction an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and operations of the Company, (d) in determining to proceed with the Exchange Transaction, has relied solely on the results of such independent investigation and verification and on the representations and warranties of the Company in Article III, and (e) acknowledges that the Company is entering into this Agreement with it in reliance on the acknowledgments, agreements, representations and warranties set forth in this Article II. The Holder acknowledges that the Company may enter into agreements with other holders of Common Stock purchase warrants of the Company (“Other Holders”) for the exchange of such warrants for securities of the Company.

Section 2.5 No Approvals or Consents. No consent, approval or authorization of or exemption by, or declaration, filing or registration with or notice to, any third party or any legislative, executive, judicial, or administrative body, including any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality, of the government of the United States or of any foreign country, any state or any political subdivision of any such government (whether state, provincial, county, city, municipal or otherwise) is required in connection with the execution and delivery by Holder of this Agreement or the consummation of the Exchange Transaction.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

To induce Holder to enter into and perform its obligations under this Agreement, the Company hereby represents and warrants to Holder as of the date hereof as follows:

Section 3.1 Existence. The Company is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 3.2 Authority and Capacity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection herewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

Section 3.3 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this Agreement.

Section 3.4  No Approvals or Consents. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than: (i) the filings required pursuant to this Agreement or the Purchase Agreement, (ii) application(s) or notice to each applicable Trading Market for the issuance and sale of the New Shares and the listing of the New Shares for trading thereon in the time and manner required thereby, and (iii) such filings as are required to be made under applicable state securities laws.

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ARTICLE IV

MISCELLANEOUS

Section 4.1 Further Assurances. Each of the parties hereto shall do and perform and execute and deliver, or cause to be done and performed or executed and delivered, and without further consideration, all further acts and all other agreements, certificates, book entries, instruments, instructions and documents as may be necessary or as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the Exchange Transaction.

Section 4.2  Notices.

(a) All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery, if delivered personally or by e-mail prior to 5:00 p.m., in the place of delivery and such day is a Business Day; otherwise, the next Business Day, (ii) on the first Business Day following the date of dispatch if delivered express mail by a recognized overnight courier service or (iii) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the address set forth in the Purchase Agreement or to such other address either party to this Agreement shall specify by notice given in accordance with this Section 4.2.

(b) For the purposes of this Section 4.2, “Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required bylaw to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of such commercial banks are generally open for use by customers on such day.

Section 4.3 Amendments and Waivers. Other than as amended, consented to or waived herein, all other provisions of the Purchase Agreement shall remain in full force and effect. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is duly executed and delivered by the Company and Holder. Any provision of this Agreement may be waived by the party entitled to the benefit thereof, but only by a writing signed by such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.4 Fees and Expenses. Each party hereto shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the Exchange Transaction.

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Section 4.5  Successors and Assigns; No Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and to no other person, provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto. Each party to this Agreement acknowledges and agrees that this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

  Section 4.6  Independent Nature of Holder’s Obligations and Rights. The Company acknowledges and agrees that the obligations of Holder under this Agreement are several and not joint with the obligations of any Other Holder under any other agreement related to the Exchange of warrants (such agreements, if any, the “Other Warrant Agreements”), and Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any such Other Warrant Agreement. Nothing contained in this Agreement, and no action taken by Holder pursuant hereto, shall be deemed to constitute Holder and any Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Holder and any Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Warrant Agreements, if any, and the Company acknowledges that Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Warrant Agreement.

Section 4.7  Governing Law; Waiver of Jury Trial. This Agreement shall be construed, interpreted and enforced in accordance with, and shall be governed by, the laws of the State of Delaware without reference to, and regardless of, any applicable choice or conflicts of laws principles to the extent that such principles would direct a matter to another jurisdiction. Each party to this Agreement agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement exclusively in the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware (the “Chosen Courts”), and solely in connection with claims arising under this Agreement (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party to this Agreement and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 4.2. Each party to this Agreement irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement.

Section 4.8 Entire Agreement. This Agreement (including any schedules hereto) constitutes the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes any and all prior understandings, agreements, negotiations and discussions, both written and oral, between the parties hereto and/or their affiliates with respect to the subject matter hereof.

Section 4.9 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law. To the extent that any such provision is so held to be invalid, illegal or unenforceable, the parties shall in good faith use commercially reasonable efforts to find and effect an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

Section 4.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same the same instrument. Counterparts may be signed by any electronic signature and be delivered via electronic mail (including pdf) or other electronic transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement has been signed by the parties hereto as of the date first above written.

BIO GREEN MED SOLUTION, INC.

By:
Name:
Title:	______

[HOLDER]

By:
Name:
Title:

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